                                                                       Exhibit 3
                                                                       ---------
                                                             Document No. 165607


     THIS WARRANT AND THE SHARES OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN CONJUNCTION WITH A SALE, PLEDGE, TRANSFER OR ASSIGNMENT OF PREFERRED STOCK OR COMMON STOCK AS DESCRIBED HEREIN, AND EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, ASSIGNMENT OR TRANSFER.

     THE TRANSFER OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                           CROWN ENERGY CORPORATION

         COMMON STOCK PURCHASE WARRANT DATED ______________, 1997, AND
                          EXPIRING ____________, 2007

     This is to Certify That, for value received, Enron Capital & Trade Resources Corp., a Texas corporation, or its permitted assignee (the "Holder"), upon due exercise of this Warrant, is entitled to purchase from Crown Energy Corporation, a Utah corporation (the "Company"), before the close of business on___________, 2007 (the "Expiration Date"), such number of fully paid and nonassessable shares of common stock, par value $.02 per share, of the Company ("Common Stock"), that will enable the Holder to subscribe for and purchase, at a per share Exercise Price of $.002 (the "Exercise Price"), up to eight percent (8%) of the shares of Common Stock, measured as of the date hereof, on a fully diluted basis (the "Initial Amount ") (subject to adjustment herein).

     This Warrant is hereinafter called the "Warrant" and the shares of Common Stock issuable upon exercise hereof are hereinafter called the "Warrant Shares." This Warrant is issued by the Company pursuant to the Stock Purchase Agreement between the Holder and the Company dated as of the date of this Warrant (the "Stock Purchase Agreement"). Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

                                   ARTICLE I
                              EXERCISE OF WARRANT

     1.1 Expiration of Warrant. Except as otherwise provided herein, the Holder may exercise this Warrant at any time on or after the fifth anniversary of the date hereof and on or before the Expiration Date. Notwithstanding the other provisions of this Section, this Warrant shall not be exercised after the close of business on the Expiration Date.

     1.2  Exercise of Warrant.

          1.2.1 The Holder of this Warrant may, at any time on or after the fifth anniversary of the date hereof and on or before the Expiration Date, exercise this Warrant for the purchase of the shares of Common Stock which such Holder is entitled to purchase hereunder at the Exercise Price. In order to exercise this Warrant, the Holder hereof shall deliver to the Company (i) a written notice of such Holder's election to exercise this Warrant, (ii) payment of the aggregate Exercise Price of the shares of Common Stock being purchased in cash or by certified or cashier's check, and (iii) this Warrant; provided that, in case such shares shall not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company may require that such Holder furnish to the Company a written statement that such Holder is purchasing such shares for such Holder's own account for investment and not with a view to the distribution thereof, and that none of such shares will be offered or sold in violation of the provisions of the Securities Act or other applicable state securities laws. Upon receipt thereof, the Company shall, as promptly as practicable but in any event within 30 days, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock obtained pursuant to the exercise of this Warrant. The stock certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name as shall be designated in such notice. The Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated or named in such notice shall be deemed to have become a Holder of record of the Warrant Shares for all purposes as of the date that such notice is received by the Company.

          1.2.2 The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section. The Company represents, warrants and agrees that all shares of Common Stock issuable upon any exercise of this Warrant shall be validly authorized, duly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                                  ARTICLE II
                                   TRANSFER

     2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 215 South State, Suite 550, Salt Lake City, Utah 84111, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the Holder hereof. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

     2.2 Ownership of Warrants. The Company may deem and treat the Person in whose name the Warrants are registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer an provided in this Article II. Notwithstanding the foregoing, the Warrants represented hereby, if properly assigned in compliance with this Article II, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

     2.3 Restrictions on Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants. Subject to the restrictions on transfer of the Warrants in this Section 2.3, the Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer and upon payment by the Holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section 2.3.

          2.3.1 Restrictions in General. The Holder of the Warrants agrees that it will neither (i) transfer the Warrants prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in,
Section 2.3.2 hereof, or until registration hereof under the Securities Act of 1933 (the "Securities Act") and any applicable state securities or blue sky laws has become effective, (ii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section 2.3.2 hereof, or until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws has become effective nor (iii) transfer the Warrants other than together with, and to the transferee pursuant to, a transfer of Preferred Stock (or of Common Stock previously issued upon conversion of Preferred Stock), in a transaction in which the percentage of the Warrants so transferred is equal to the percentage that the transferred Preferred Stock (and transferred Common Stock previously issued upon conversion of the Preferred Stock, as applicable) represents of the sum of all of such Holder's (a) Preferred Stock, and (b) Common Stock previously issued upon conversion of Preferred Stock (in all instances counting each share of Preferred Stock as being equal to the number of shares of Common Stock into which it is then convertible).

          2.3.2 Statement of Intention to Transfer; Opinion of Counsel. Except as otherwise expressly provided herein, by its acceptance hereof the Holder of the Warrants agrees that, prior to any transfer of the Warrants or any transfer of the related Warrant Shares, such Holder will deliver to the Company a statement setting forth the intention of such Holder's prospective transferee with respect to its retention or disposition of the Warrants or of such Warrant Shares (whichever is involved in such transfer), in either such case together with a signed copy of the opinion of such Holder's counsel, to the effect that the proposed transfer of the Warrant or the proposed transfer of the Warrant Shares may be effected without registration under the Securities Act and any applicable state securities or blue sky laws. The Holder of the Warrant shall then be entitled to transfer the Warrants or to transfer such Warrant Shares in accordance with the statement of intention delivered by such Holder to the Company.

          2.3.3 Permitted Transfers. Notwithstanding any provisions contained in this Warrant to the contrary (other than Section 2.3.1(iii)), this Warrant may be transferred, in whole or in part, by the Holder hereof without regard to the requirements and conditions set forth in Sections 2.3.1 and 2.3.2 above if any such transfer is made to any entity that is an Affiliate of such Holder.

     2.4 Compliance with Securities Laws. Notwithstanding any other provisions contained in this Warrant, the Holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

          2.4.1 The Holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

          2.4.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under applicable state securities laws. The shares may not be offered, sold, transferred, pledged or otherwise disposed of except in connection with a sale, pledge, transfer or assignment of Preferred Stock or Common Stock (as described in more detail in the Warrant Agreement with respect to this certificate), and except pursuant to an effective registration statement with respect thereto under all applicable securities laws, or an opinion of counsel satisfactory to Crown Energy Corporation that such registrations are not required."

          2.4.3 Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.4.

                                 ARTICLE III
                                 ANTI-DILUTION

          3.1 Anti-Dilution Provisions. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          3.2  Basic Calculation of Warrant Shares.    Upon the fifth
anniversary of the date hereof, the Warrant will become exercisable into a number of Warrant Shares equal to (a) the sum of the Purchase Price plus the product of (i) the Purchase Price multiplied by (ii) 39% multiplied by (iii) 5 (the "39% Internal Rate of Return") minus (b) the sum of (i) all dividends and other distributions paid by Company on the Preferred Stock or on the Common Stock received upon conversion of the Preferred Stock, plus (ii) the greater of the proceeds from the sale of any Common Stock received by the Holder from the conversion of the Preferred Stock prior to the fifth anniversary hereof, or the Terminal Value (as defined below) of such Common Stock sold prior to the fifth anniversary hereof, plus (iii) the Terminal Value of the Preferred Stock and the Common Stock received upon conversion of the Preferred Stock then held; divided by (c) the Fair Market Value (as defined below) of the Company's Common Stock on a weighted average basis for the 90 days immediately preceding the fifth anniversary of the date hereof. "Terminal Value" is defined as the (x) sum of
(i) the shares of Common Stock into which the Preferred Stock then held is convertible, plus (ii) shares of Common Stock received upon conversion of Preferred Stock, multiplied by (y) the Fair Market Value (as defined below) of the Company's Common Stock on a weighted average basis for the ninety (90) days immediately preceding the fifth anniversary of the date hereof.

          For example, as is expressed herein, the 39% Internal Rate of Return equates to $14,750,000. If, on the third anniversary of the delivery of this Warrant, the Holder sold 50% of the shares of Common Stock receivable upon the conversion of the Preferred Stock (2,143,474 shares), at a per share price of $3 and the Terminal Value for such shares of Common Stock prevailing on both the date of sale and the fifth anniversary of this Warrant is $2.50 per share, the amount realized by the Holder would be $13,789,107 ($6,430,422 in sales proceeds, $5,358,685 in Terminal Value on the fifth anniversary, and $2,000,000 in dividends). Consequently, pursuant to the equations set forth above, the Holder would receive a total of 384,357 Warrants to achieve the 39% Internal Rate of Return ($14,750,000 minus $13,789,107 equals $960,893 divided by $2.50).
In the event that (a-b) divided by (c) above should equal zero, no Warrant Shares would be issued hereunder.

          For purposes hereof, the terms "Fair Market Value" on any date shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in the Wall Street Journal or, if there is no trading of the Common Stock on such date, then the closing price on the next preceding date on which there was trading of such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system and if bid and asked price for the Common Stock are not so furnished through NASDAQ or a similar organization, the market value established by the Board of Directors as fairly reflecting the worth of the Corporation.

          If the number of Warrant Shares, as calculated pursuant to the above formula, is zero or less than zero, then this Warrant Agreement shall terminate automatically.

          3.3 Adjustment of Initial Amount. The Initial Amount shall be increased to maintain the Initial Amount of 8% (measured at the fifth anniversary of the date hereof) with respect to any common shares or common share equivalents (including without limitation common shares or common share equivalents into which any Options or Convertible Securities (as defined herein) are convertible) issued in connection with:

               (a) any aspect (including without limitation the construction, startup or operation) of the Project, or of the next two oil sands processing facilities in the Project Area (as defined in the Operating Agreement) having a capacity of at least 660,000 tons/year (in raw materials) to be developed by the Corporation, any Subsidiary, Crown Asphalt Ridge or any other entity in which the Corporation has a direct or indirect financial interest; or

               (b) the compensation of any employee, director, consultant or other service provider of the Corporation or any Subsidiary thereof (other than Options to acquire up to 5% of the Corporation's Common Stock (having an exercise price equal to or less than the Fair Market Value of the Common Stock at the fifth anniversary of the date hereof), to be granted as incentive compensation to key management personnel of the Corporation).

     3.4 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (by way of dividend, split or otherwise), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 3.4 no adjustment in the Exercise Price and no change in the number of Warrant Shares purchasable shall be made under this
Article III as a result of or by reason of any such subdivision or combination.

     3.5 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

          3.5.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in this Section 3.4), lawful and adequate provisions shall be made whereby the Holders of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets of the surviving entity (the "Successor Person") as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable, had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such Holder shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

          3.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the Successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

          3.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the Successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Warrant revised to reflect the modifications in this Warrant effected pursuant to this Section 3.5.

          3.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the Holder hereof shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

     3.6 Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or any stock or securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or options, rights or warrants to acquire same ("Options"), or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Options, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock, Convertible Securities or Options deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be..

     3.7 Adjustment for Asset Distribution. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or Options) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

     3.8 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 3.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

     3.9 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted as herein provided, or the rights of the Holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrant or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustment or other changes are based, and shall obtain an opinion of the Company's independent accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate and an independent accountants' opinion together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

     3.10 Notifications to Holders.  In case at any time the Company proposes:

          (i) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

          (ii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

          (iii) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder hereof
(a) at least 15 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

     3.11 Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the Holder hereof under any provisions of this Warrant, then the Company shall make such adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustment necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the Holder hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article III except in the event of a combination of shares of the type contemplated in Section 3.4 hereof, and then in no event to an amount greater than the Exercise Price as adjusted pursuant to Section 3.4 hereof.

     3.12 Common Shares. For purposes of this Article 3, the term "common shares" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment pursuant to Article 3 a holder of shares of Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than common shares, thereafter the number of such other shares so receivable upon conversion of shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the common shares in Article 3, and the other provisions of this Article 3 with respect to the common shares shall apply on like terms to any such other shares.

                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1 Notices. Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant and the Holder of the Warrant Shares shall be sent by certified or registered mail to each such Holder at the address shown on such Holder's Warrant or such other address as shall have been furnished to the Company in writing by such Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the principal office of the Company, 215 South State, Suite 550, Salt Lake City, Utah, or such other address as shall have been furnished to the Holder of this Warrant and the Holder of Warrant Shares by the Company.

     4.2 Governing Law. This Warrant shall be governed by the laws of the State of Texas, without respect to the law or principles of conflicts-of-law of any state.

     4.3 Entire Agreement. This Warrant, together with the Agreement, contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

     4.4 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

     4.5 Illegality. ln the event that any or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

     4.6 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 4.6 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.6.

     4.7 Registration Rights. The Warrants Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Stock Purchase Agreement.

     4.8 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by an authorized officer and accepted by the Holder as of the _________ day of __________, 1997.

                                    CROWN ENERGY CORPORATION


                                    By:__________________________________
                                    Name: _______________________________
                                    Title: ______________________________


ACCEPTED:

DATE: ____________________


ENRON CAPITAL & TRADE RESOURCES CORP.


By:___________________________________
Name: ________________________________
Title: _______________________________

                                  ASSIGNMENT

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF IT DESIRES TO TRANSFER THE WARRANT


     Subject to the provisions of Section 2.3, for value received, _______________________ hereby sells, assigns and transfers unto
________________________ the right to purchase _________ shares of Common Stock, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                              _________________________________________
                              Signature


                              _________________________________________

                              _________________________________________
                              Address

Dated:_____________________

In the presence of:


___________________________


                                     NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              NOTICE OF EXERCISE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF IT DESIRES TO EXERCISE THE WARRANT

     The undersigned hereby exercises the right to purchase such number of shares of stock covered by this Warrant according to the conditions thereof and herewith makes full payment of the Exercise Price for such shares.



                              _________________________________________
                              Signature



                              _________________________________________

                              _________________________________________
                              Address


Dated:____________________